PROGEN
                                                      INDUSTRIES LIMITED
                                                      P.O. Box 28 Richlands D.C.
                                                       Queensland 4077 Australia
                                                      Telephone: +61 7 3273 9100
                                                      Facsimile: +61 7 3375 9318

                                                               ABN 82 010 975 61


23  May  2005



Companies  Announcement  Officer
Australian  Stock  Exchange  Limited
Exchange  Centre
20  Bridge  Street
SYDNEY  NSW  2000



Dear  Sir/Madam

RE: PROGEN INDUSTRIES LIMITED APPENDIX 3B "NEW ISSUE ANNOUNCEMENT" DATED
    23 MAY 2005

The accompanying Appendix 3B is being lodged in accordance with Appendix 6A of the ASX Listing Rules. The Company is applying for quotation of the additional Ordinary Shares of the Company that will be issued on the exercise of the Company's ASX quoted options that expire on 31 May 2005.

Quotation of the ASX quoted options will cease at the close of trading on Tuesday 24 May 2005 and will begin trading on a deferred settlement basis from Wednesday 25 May 2005 under the ASX trading code PGLN.




Yours  sincerely


/s/ Linton Burns


Mr  Linton  Burns
Company  Secretary